Exhibit 99.1
MERRILL LYNCH PREFERRED CAPITAL TRUST III
Merrill Lynch Preferred Capital Trust III (the “Trust”) is a statutory business trust formed under the Delaware Business Trust Act, as amended (the “Trust Act”), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1997; such declaration will be amended and restated in its entirety (as so amended and restated, the “Declaration”) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all the Trust Preferred Securities. See “Description of the Trust Preferred Securities”. The Company will acquire Trust Common Securities in an amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly, the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.
Pursuant to the Declaration, there will initially be four trustees (the “Trustees”) for the Trust. Two of the Trustees will be individuals who are employees or officers of or who are affiliated with the Company (the “Regular Trustees”). The third trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the “Property Trustee”). The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the “Delaware Trustee”). Initially, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank Delaware, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the Trust Indenture Act, The Chase Manhattan Bank will also act as trustee under the Trust Guarantee (the “Trust Guarantee Trustee”), as Property Trustee under the Declaration and as trustee under the indenture applicable to the Company Debenture.
The Property Trustee will hold title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the Amended and Restated Agreement of Limited Partnership to be entered into by the Company and the Trust (the “Limited Partnership Agreement”) as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the “Property Account”) to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).
For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of the Trust and (iii) to use its commercially reasonable efforts to ensure that the Trust will not be (A) an “investment company” for purposes of the 1940 Act or (B) classified as other than a grantor trust for United States federal income tax purposes.
The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Trust Act. See “Description of the Trust Preferred Securities”. The Declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.
The location of the principal executive office of the Trust is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and its telephone number is (212) 449-1000.

MERRILL LYNCH PREFERRED FUNDING III, L.P.
Merrill Lynch Preferred Funding III, L.P. (the “Partnership”) is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Partnership Act”), on December 19, 1997 for the exclusive purposes of purchasing certain eligible debt securities of the Company and wholly-owned subsidiaries of the Company (the “Affiliate Investment Instruments”) with the proceeds from the sale of Partnership Preferred Securities to the Trust and a capital contribution from the Company in exchange for the general partner interest in the Partnership. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, the Company is the sole general partner of the Partnership (in such capacity the “General Partner”). Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the Partnership.
The Partnership is managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Affiliate Investment Instruments and Eligible Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceed distributions accumulated or payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which shall be allocated to and may, in the General Partner’s sole discretion, be distributed to the General Partner.
For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner’s interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership, (ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an “investment company” for purposes of the 1940 Act or (B) an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The Company or the then General Partner may transfer its obligations as General Partner to a wholly-owned direct or indirect subsidiary of the Company provided that (i) such successor entity expressly accepts such transfer of the obligations as General Partner and (ii) prior to such transfer, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) the Partnership will be treated as a partnership for United States federal income tax purposes, (B) such transfer would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such transfer, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such transfer will not adversely affect the limited liability of the holders of the Partnership Preferred Securities.
The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See “Description of the Partnership Preferred Securities”.
The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (I.E., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it). The Partnership’s business and affairs will be conducted by the General Partner.
The location of the principal executive offices of the Partnership is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 and its telephone number is (212) 449-1000.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES
The Trust Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, will act as trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.
GENERAL
The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See “— Book-Entry Only Issuance — The Depository Trust Company”.
The Declaration authorizes the Regular Trustees of the Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Title to the Partnership Preferred Securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the Trust to acquire any assets other than the Partnership Preferred Securities or the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under “Description of the Trust Guarantee”. The Trust Guarantee will be held by The Chase Manhattan Bank, the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under “— Trust Enforcement Events”.
DISTRIBUTIONS
The distribution rate on Trust Preferred Securities will be fixed at a rate per annum of 7% of the stated liquidation amount of $25 per Trust Preferred Security and will be paid if, as and when the Trust has funds available for payment. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 7%. The term “distribution” as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.
Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 30, June 30, September 30 and December 30, commencing March 30, 1998, if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.
Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company on the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. Pursuant to the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event. See “Description of Partnership Preferred Securities — Partnership Enforcement Events”.
The assets of the Partnership will consist only of Affiliate Investment Instruments (which initially will be the Debentures) and Eligible Debt Securities. To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred

Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See “Description of the Partnership Preferred Securities — Distributions” and “Description of the Trust Guarantee”. In addition, as described under “Risk Factors — Insufficient Income or Assets Available to Partnership”, the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.
Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under “— Book-Entry Only Issuance — The Depository Trust Company” below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the distribution subject to such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.
TRUST ENFORCEMENT EVENTS
The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Limited Partnership Agreement, will constitute an enforcement event under the Declaration with respect to the Trust Securities (a “Trust Enforcement Event”); PROVIDED, that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, in the case of a Partnership Enforcement Event, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See “Description of the Partnership Preferred Securities — Partnership Enforcement Events” for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.
Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) the Partnership’s creditors’ rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.
If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may directly institute a legal proceeding against the Partnership and the Special Representative to enforce the Property Trustee’s rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.
Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership’s creditors’ rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under “Description of the Partnership Preferred Securities — Partnership Investments”, and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.
The Company and the Trust are each required to file annually with the Property Trustee an officer’s certificate as to its compliance with all conditions and covenants under the Declaration.
MANDATORY REDEMPTION
The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, at any time on or after March 30, 2008 or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon such redemption of the Partnership Preferred Securities (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Partnership Preferred Securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions thereon; PROVIDED, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See “Description of the Partnership Preferred Securities — General” and “— Optional Redemption”.
TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION
If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as hereinafter defined, and each, a “Trust Special Event”) shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities would be distributed on a PRO RATA basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders’ interests in the Trust; PROVIDED, HOWEVER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a “Trust Redemption Tax Opinion”) of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Debentures issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Securities in liquidation of such holders’ interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days notice and promptly following such redemption, the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.
“Trust Tax Event” means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a “Trust Dissolution Tax Opinion”) to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus (collectively a “Tax Action”), which Tax Action relates to any of the items described in (i) through (iii) below, and that following the occurrence of such Tax Action there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, (ii) the Trust is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.
“Trust Investment Company Event” means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), the Trust is or will be considered an “investment company” which is required to be registered under the 1940 Act.
If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted. On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having a liquidation preference equal to the stated liquidation amount of such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.
There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.
REDEMPTION PROCEDURES
The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.
If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities. See “— Book-Entry Only Issuance — The Depository Trust Company”. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the amount payable subject to such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee described under “Description of the Trust Guarantee”, distributions on such Trust Preferred Securities will continue to accumulate from the original redemption date to the date of payment.
In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See “— Book-Entry Only Issuance — The Depository Trust Company”. In the event that the Trust Preferred Securities do not remain in book-entry only form and fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed on a PRO RATA basis or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed.
Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.
SUBORDINATION OF TRUST COMMON SECURITIES
Payment of amounts upon liquidation of the Trust Securities shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust.
In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.
LIQUIDATION DISTRIBUTION UPON DISSOLUTION
In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a “Trust Liquidation”), the holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the “Trust Liquidation Distribution”), unless, in connection with such Trust Liquidation, Partnership Preferred Securities have been distributed on a PRO RATA basis to the holders of the Trust Securities.
If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Trust Preferred Securities, except in the limited circumstances described above under “— Subordination of Trust Common Securities”.
Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Securities.
VOTING RIGHTS
Except as described herein, under the Trust Act, the Trust Indenture Act and under “Description of the Trust Guarantee — Amendments and Assignment”, and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.
Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Limited Partnership Agreement as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under “— Trust Enforcement Events” and (ii) consent to any amendment, modification, or termination of the Limited Partnership Agreement or the Partnership Preferred Securities where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Partnership Preferred

Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See “Description of the Partnership Preferred Securities — Voting Rights”. The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.
A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.
Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Declaration.
Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Trust Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Trust Preferred Securities, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding; PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.
The procedures by which holders of Trust Preferred Securities represented by the global certificates may exercise their voting rights are described below. See “— Book-Entry Only Issuance — The Depository Trust Company”.
Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.
MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST
The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust

Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders’ interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
MODIFICATION OF THE DECLARATION
The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), PROVIDED, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, FURTHER that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.
The Declaration may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the Declaration to such extent as may be necessary or desirable; PROVIDED that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.
Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) cause the Partnership to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee or (iv) cause the Trust or the Partnership to be deemed an “investment company” which is required to be registered under the 1940 Act.
BOOK-ENTRY ONLY ISSUANCE — THE DEPOSITORY TRUST COMPANY
The Depository Trust Company (“DTC”) will act as securities depository (the “Depository”) for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global Trust Preferred Securities certificates (“Global Certificates”), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.
Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC’s records. The ownership interest of each actual purchaser of Trust Preferred Securities (“Beneficial Owner”) is in turn to be recorded on the Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.
DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC’s records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Declaration.
DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. Also, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.
Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.
Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).
Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

Except as described, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.
PAYMENT
Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).
REGISTRAR, TRANSFER AGENT, AND PAYING AGENT
The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the Trust Preferred Securities.
Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.
The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.
INFORMATION CONCERNING THE PROPERTY TRUSTEE
The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.
GOVERNING LAW
The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.
MISCELLANEOUS
The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive rights.
DESCRIPTION OF THE TRUST GUARANTEE
Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Chase Manhattan Bank, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.
GENERAL
Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the “Trust Guarantee Payments”), without duplication: (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities upon the liquidation of the Trust. The Company’s obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.
The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities will have the remedies described herein under “Description of the Trust Preferred Securities — Trust Enforcement Events”, including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See “— Covenants of the Company” below. The Guarantees, when taken together with the Company Debenture and the Company’s obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under “Risk Factors — Insufficient Income or Assets Available to Partnership”.
COVENANTS OF THE COMPANY
The Company will covenant in the Trust Guarantee that, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance

Subsidiary.
EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE
An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.
The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee’s rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding in such holder’s own name against the Company for enforcement of the Trust Guarantee for such payment.
STATUS OF THE TRUST GUARANTEE; SUBORDINATION
The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of Trust Preferred Securities to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Trust Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee.
The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).
AMENDMENTS AND ASSIGNMENT
Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under “Description of the Trust Preferred Securities — Voting Rights”. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with permitted merger or consolidation of the Company with or into another entity or permitted sale, transfer or lease of the Company’s assets to another entity in which the surviving corporation (if other than the Company) assumes the Company’s obligations under the Trust Guarantee, the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.
TERMINATION OF THE TRUST GUARANTEE
The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE
The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.
GOVERNING LAW
The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES
GENERAL
All of the partnership interests in the Partnership, other than the Partnership Preferred Securities acquired by the Trust, are owned directly by the Company. Initially, the Company will be the sole General Partner of the Partnership. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner’s interest in the Partnership. Except as otherwise described herein or provided in the Limited Partnership Agreement, the Limited Partnership Agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the Partnership.
The summary of certain material terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Partnership Act.
DISTRIBUTIONS
Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will be fixed at a rate per annum of 7% of the stated liquidation preference of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to 7%. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.
Distributions on the Partnership Preferred Securities will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing March 30, 1998. If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the payment date for the Partnership Preferred Securities.
The Partnership’s earnings available for distribution to the holders of the Partnership Preferred Securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which the Partnership has invested from time to time. See “— Partnership Investments”. To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor. See “Description of the Partnership Guarantee”. In addition, distributions on the Partnership Preferred Securities may be declared and paid only as determined in the sole discretion of the General Partner of the Partnership. If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In addition, as described under “Risk Factors — Insufficient Income or Assets Available to Partnership”, the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.
Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred

Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
PARTNERSHIP ENFORCEMENT EVENTS
If one or more of the following events shall occur and be continuing (each a “Partnership Enforcement Event”): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or (iii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument, then the Property Trustee, for so long as the Partnership Preferred Securities are held by the Property Trustee, will have the right, or holders of the Partnership Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders (a) under the Limited Partnership Agreement to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a “Special Representative”) to enforce (1) the Partnership’s creditors’ rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.
If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder’s right under the Partnership Guarantee. See “Description of the Partnership Guarantee — Events of Default; Enforcement of Partnership Guarantee”.
Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership’s creditors’ rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under “— Partnership Investments”, and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.
PARTNERSHIP INVESTMENTS
Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner’s contemporaneous capital contribution (the “Initial Partnership Proceeds”) will be used by the Partnership to purchase the Debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the Debentures by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.
The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments (the “Debentures”). The Company anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a Debenture of the Company (the “Company Debenture”), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of one or more eligible controlled affiliates of the Company (the “Affiliate Debentures”). Each Debenture is expected to have a term of 20 years and to provide for interest payable on March 30, June 30, September 30 and December 30 of each year, commencing March 30, 1998, at market rates for such Debentures. The Debentures will be general unsecured debt obligations of the relevant issuer, except that the Company Debenture will rank subordinate and junior to all Senior Indebtedness of the Company.
The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the relevant issuer, in whole or in part, from time to time, on or after March 30, 2008, and following the occurrence of a Partnership Special Event, in each case, in the same manner described under “— Optional Redemption” and “— Partnership Special Event Redemption”. The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the “Investment Events of Default”), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer’s obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods). The payment of interest and principal when due and other payment terms of the Debentures (other than the Company Debenture), will be guaranteed to the extent described herein (each, an “Investment Guarantee”) by the Company for the benefit of the holders of Partnership Preferred Securities. See “— Investment Guarantees”.
Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. “Eligible Debt Securities” means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation (“FDIC”); (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined herein) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.
“Eligible Institution” means (a) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either (A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody’s or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody’s and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.
The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by the Partnership in the manner described below, although there can be no assurance that the General Partner’s intention in respect of such reinvestments will not change in the future.
The fairness of specific terms of all Affiliate Investment Instruments (including the Debentures) will be passed upon by a nationally recognized accounting firm, bank or investment banking firm that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries (the “Independent Financial Advisor”).
The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by the Partnership; (iii) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any, included therein; and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Commission. The term “Investment Affiliate” means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).
INVESTMENT GUARANTEES
GENERAL
The Company will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of Partnership Preferred Securities with respect to each Debenture issued by an Investment Affiliate (other than the Company Debenture) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth therein, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.
The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).
AMENDMENTS AND ASSIGNMENT
Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, PROVIDED that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company’s assets to another entity in which the surviving corporation (if other than the Company) assumes the Company’s obligations under the Investment Guarantees, the Company may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.
STATUS OF THE INVESTMENT GUARANTEES
The Company’s obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred

Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of the Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.
GOVERNING LAW
The Investment Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.
OPTIONAL REDEMPTION
The Partnership Preferred Securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after March 30, 2008, upon not less than 30 nor more than 60 days notice, at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Securities will be mandatorily redeemed at the Redemption Price. If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.
PARTNERSHIP SPECIAL EVENT REDEMPTION
If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a “Partnership Special Event”) shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, PROVIDED that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, PROVIDED that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event.
“Partnership Tax Event” means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.
“Partnership Investment Company Event” means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an “investment company” which is required to be registered under the 1940 Act.
REDEMPTION PROCEDURES
The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accumulated and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.
If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership (i) if the Partnership Preferred

Securities are in book-entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the holders of Partnership Preferred Securities upon surrender of their certificates. See “Description of the Trust Preferred Securities — Book-Entry Only Issuance — The Depository Trust Company”.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under “Description of the Partnership Guarantee,” distributions on such Partnership Preferred Securities will continue to accumulate, from the original redemption date to the date of payment.
Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.
LIQUIDATION DISTRIBUTION UPON DISSOLUTION
In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Partnership Liquidation Distribution”).
Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner’s charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.
VOTING RIGHTS
Except as provided below and under “Description of the Partnership Guarantee - — Amendments and Assignment” and as otherwise required by law and the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.
Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if (1) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid distributions on the Partnership Preferred Securities, (2) such Investment Event of Default, as the case may be, shall have been cured, and (3) the Company is in compliance with all its obligations under the Partnership Guarantee and the Company, in its capacity as the

General Partner, shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Limited Partnership Agreement, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Limited Partnership Agreement.
If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) as described under “Merger, Consolidation or Amalgamation of the Partnership” below, then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal shall not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses (x) and (y) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters.
The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments, (iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable, (iv) waive the breach of the covenant by the Company to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities without the approval of such revocation by a majority in liquidation preference of the outstanding Partnership Preferred Securities. The General Partner shall notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.
Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents.
No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Limited Partnership Agreement.
Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Partnership Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Partnership Preferred Securities; shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities pursuant to the terms of such pledge.
Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP
The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the “Partnership Successor Securities”) so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities or any Partnership Successor Securities are listed, or any Partnership Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the holders’ interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) such successor entity will be treated as a partnership for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.
BOOK-ENTRY AND SETTLEMENT
If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a “Global Partnership Security”) registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see “Description of the Trust Preferred Securities — Book-Entry Only Issuance — The Depository Trust Company”. As of the date of this Prospectus, the description therein of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.
REGISTRAR, TRANSFER AGENT AND PAYING AGENT
The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The Chase Manhattan Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.
Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.
The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

MISCELLANEOUS
The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an “investment company” required to be registered under the 1940 Act or characterized as an association taxable as a corporation for United States federal income tax purposes, (ii) the Affiliate Investment Instruments will be treated as indebtedness of the issuer of such debt instruments for United States federal income tax purposes and (iii) the Partnership will not be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Code) taxable as a corporation. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Partnership Preferred Securities.
DESCRIPTION OF THE PARTNERSHIP GUARANTEE
Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities.
GENERAL
Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the “Partnership Guarantee Payments”): (i) any accumulated and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor, (ii) the redemption price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and (iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership. The Company’s obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.
The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Partnership shall have funds available therefor. If Investment Affiliates (including, where applicable, the Company, as guarantor) of the Affiliate Investment Instruments in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, guarantees), the Partnership may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described herein under “Description of the Partnership Preferred Securities — Partnership Enforcement Events,” including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See “— Covenants of the Company” below.
The Guarantees, when taken together with the Company Debenture and the Company’s obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under “Risk Factors—Insufficient Income or Assets Available to Partnership”.
COVENANTS OF THE COMPANY
The Company will covenant in the Partnership Guarantee that if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.
EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE
An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.
The holders of a majority in liquidation amount of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the Special Representative’s rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.
STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION
The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I and the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of Partnership Preferred Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Partnership Guarantee.
The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).
The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.
AMENDMENTS AND ASSIGNMENT
Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company’s assets to another entity in which the surviving corporation (if other than the Company) assumes the Company’s obligations under the Partnership Guarantee, the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.
TERMINATION OF THE PARTNERSHIP GUARANTEE
The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.
GOVERNING LAW
The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.